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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     October 18, 2001
                                                 -------------------------------


                             Multi-Color Corporation
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                  Ohio               0-16148                31-1125853
-------------------------------   -------------       --------------------------
  (STATE OR OTHER JURISDICTION     (COMMISSION            (IRS EMPLOYER
        OF INCORPORATION)          FILE NUMBER)           IDENTIFICATION NO.)



425 Walnut  Street, Suite 1300, Cincinnati, Ohio               45202
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)



Registrant's telephone number, including area code     513/381-1480
                                                   -----------------------------



205 W. Fourth Street, Suite 1140, Cincinnati, Ohio                    45202
--------------------------------------------------------------------------------
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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Item 5.  Other Events.

         On October 18, 2001, Multi-Color Corporation (the "Company") announced that its Board of Directors had approved a three for two stock split, in the form of a stock dividend, which will result in the issuance on November 30, 2001 of one additional share of the Company's common stock for every two shares of common stock owned by stockholders of record as of the close of business on November 16, 2001. No fractional shares will be issued; rather each holder who, as a result of the dividend, would otherwise receive a fractional share of common stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares.



Item 7.  Exhibits.

Exhibit No.                Description of Exhibit
-----------                ----------------------

99.1 Copy of the Press Release, dated October 18, 2001, issued by the Company, announcing the stock split.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MULTI-COLOR CORPORATION

By:      /s/ Dawn H. Bertsche
Name:    Dawn H. Bertsche
Title:   Vice President-Finance, Chief Financial Officer

Date:    October  29, 2001



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                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit
-----------                ----------------------




99.1 Copy of the Press Release, dated October 18, 2001, issued by the Company, announcing the stock split.